UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
May 26, 2016 (May 23, 2016)

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of Principal Executive Offices)
(213) 225-5900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Debtor-in-Possession Credit Facility

As previously reported, on May 15, 2016, Breitburn Energy Partners LP (the “Partnership”) and certain of its affiliates (such affiliates, together with the Partnership, the “Debtors”) filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re Breitburn Energy Partners LP, et al.”

On May 23, 2016, in connection with the Chapter 11 Cases, a Debtor-in-Possession Credit Facility (the “DIP Credit Facility”) was entered into among Breitburn Operating LP, a wholly owned subsidiary of the Partnership, as borrower (the “DIP Borrower”), the lenders party thereto (the “DIP Lenders”) and Wells Fargo, National Association, as administrative agent. The other Debtors have guaranteed all obligations under the DIP Credit Facility.

Pursuant to the terms of the DIP Credit Facility, the DIP Lenders will make available a revolving credit facility in an aggregate principal amount of $75 million (and the DIP Lenders have offered to arrange an additional $75 million of financing under the DIP Credit Facility at the DIP Borrower’s request), which includes a letter of credit facility available for the issuance of letters of credit in an aggregate principal amount not to exceed a sublimit of $50 million, and a swing line facility in an aggregate principal amount not to exceed a sublimit of $5 million, in each case, to mature on the earlier to occur of (A) the effective date of a plan of reorganization in the Chapter 11 Cases or (B) the stated maturity of the DIP Credit Facility of January 15, 2017. In addition, the maturity date may be accelerated upon the occurrence of certain events as set forth in the DIP Credit Facility.

The proceeds of the DIP Credit Facility may be used: (i) to pay the costs and expenses of administering the Chapter 11 Cases, (ii) to fund the Debtors’ working capital needs, capital improvements, and other general corporate purposes, in each case, in accordance with an agreed budget and (iii) to provide adequate protection to existing secured creditors.

The foregoing description of the DIP Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Debtor-in-Possession Credit Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the DIP Credit Facility set forth in Item 1.01 is also incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
Debtor-in-Possession Credit Agreement, dated as of May 19, 2016, among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, the financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, swing line lender and issuing lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Date: May 26, 2016	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President, General Counsel and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description
10.1
Debtor-in-Possession Credit Agreement, dated as of May 19, 2016, among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, the financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, swing line lender and issuing lender.